Exhibit 99.1

Tesoro Logistics LP Reports Fourth Quarter and Full Year 2014 Results

•	Fourth quarter 2014 adjusted EBITDA of $90 million, full year 2014 adjusted EBITDA of $315 million

•	Fourth quarter 2014 adjusted EBITDA up approximately 64%, full year 2014 adjusted EBITDA up approximately 88%

•	Successful close and initial integration of the Rockies natural gas business, creating a full-service logistics company

•	Completed the West Coast Logistics Assets acquisition from Tesoro in September 2014

•	Declared quarterly distribution of $0.6675 per limited partner unit, representing 18% year-over-year annualized growth

SAN ANTONIO - February 11, 2015 - Tesoro Logistics LP (NYSE: TLLP) today reported fourth quarter 2014 net loss of $8 million, or $(0.34) per diluted common limited partner unit compared to net income of $6 million, or $0.33 per diluted common limited partner unit in the fourth quarter 2013.

Fourth quarter 2014 results include $51 million of charges related to two items. These items consist of approximately $34 million of transaction costs primarily related to the acquisition of QEP Field Services, LLC (the “Rockies natural gas business”) and an environmental accrual of approximately $17 million related to the August 2013 crude oil pipeline release at Tioga, North Dakota. This represents an increase in the remediation costs expected to be spent over multiple years.

“Tesoro Logistics generated strong results during the quarter” said Greg Goff, Chairman and Chief Executive Officer of TLLP’s general partner. “TLLP grew adjusted EBITDA by approximately 65% versus last year’s quarter through successful execution of our strategic growth objectives. Our accomplishments in 2014 have allowed us to create a strong base that we believe will deliver additional growth during 2015. We continued to deliver top quartile unitholder distribution growth in the fourth quarter, with our announced distribution growing over 18% year-over-year.”

Adjusted EBITDA for the fourth quarter 2014 was $90 million, which was up $35 million from the fourth quarter 2013. Adjusted EBITDA includes the environmental accrual of approximately $17 million.

Adjusted EBITDA excludes approximately $18 million of transaction costs primarily related to the Rockies natural gas business, approximately $2 million of Northwest Products Pipeline inspection and maintenance costs and includes approximately $10 million of annual deficiency billings related to the recently acquired Rockies natural gas business.

“2014 was a transformative year for Tesoro Logistics. In the fourth quarter, we grew volumes on the High Plains Pipeline in North Dakota by approximately 65% and grew volumes on our Southern California distribution system by approximately 14%, with a focus on expanding our ability to serve third-party customers,” added Goff. “Additionally, we continued to grow our portfolio of logistics assets through the acquisition of the West Coast Logistics Assets from Tesoro. In December, we capped the year with the successful acquisition of the Rockies natural gas business, which has allowed us to create a full-service logistics company that is well positioned for future growth.”

Distributable cash flow for the fourth quarter 2014 totaled $47 million, which was up $8 million or 21%, from the fourth quarter 2013.

On January 22, 2015, the Company announced its quarterly cash distribution of $70 million, or $0.6675 per limited partnership unit, or $2.67 on an annualized basis. The declared distribution represents a 4% increase over the third quarter 2014 distribution of $0.6425 per limited partner unit paid in November 2014 and an 18% increase over the fourth quarter 2013 distribution of $0.565 per limited partner unit paid in February 2014.

Fourth Quarter 2014 Financial and Operational Segment Results

Gathering
The Gathering segment generated $53 million of revenue in the fourth quarter 2014, compared to $24 million in the fourth quarter 2013. The year-over-year increase in revenue can be attributed to higher pipeline volumes from the High Plains Pipeline reversal project completed in August 2014, the completion of the first phase of the Bakken Area Storage Hub and $13 million from the Rockies natural gas business acquired on December 2, 2014. Adjusted EBITDA for the Gathering segment totaled $27 million in the fourth quarter 2014, up $15 million from the fourth quarter 2013. Adjusted EBITDA includes the environmental accrual of approximately $17 million and approximately $10 million in annual gas gathering deficiency billings.

Processing
The Processing segment, acquired on December 2, 2014 as part of the Rockies natural gas business acquisition, generated revenue of $23 million in the fourth quarter 2014. For the 29 days that TLLP owned the operations, EBITDA totaled $8 million in the fourth quarter 2014.

Terminalling and Transportation
The Terminalling and Transportation segment generated $116 million of revenue in the fourth quarter 2014, compared to $77 million in the fourth quarter 2013. The year-over-year increase was driven by contributions from West Coast Logistics Assets acquisition completed in July and September 2014 and contributions from the optimization and organic growth initiatives in Southern California. Adjusted EBITDA for the Terminalling and Transportation segment totaled $65 million in the fourth quarter 2014, up $32 million from the fourth quarter 2013.

Capital Expenditures
Capital expenditures for the fourth quarter 2014 totaled $107 million. This includes $83 million of growth capital, of which approximately $4 million was reimbursed, and $24 million of maintenance capital, of which approximately $2 million was reimbursed.

Strategic Update and 2015 Outlook

As laid out during the Tesoro Corporation (“Tesoro”) and Tesoro Logistics Analyst and Investor Day, held in early December 2014, TLLP expects full year 2015 EBITDA of $625 million to $690 million, before any drop down opportunities from Tesoro. The Company expects Tesoro to offer assets to TLLP this year that would further strengthen the portfolio of highly committed, fee-based assets.

The Company estimates full year 2015 growth capital spending of $450 million. TLLP expects to spend approximately $250 million of growth capital and approximately $60 million of maintenance capital.

“We have created a strong business model with TLLP that we believe will withstand the current volatile commodity markets,” said Goff. “We have focused on driving EBITDA and unitholder distribution growth around stable, fee-based businesses. We expect approximately 50% of our revenue in 2015 to come from our refining-centered terminalling and transportation pipeline business where demand remains robust. The other half of our revenue is expected to come from our crude oil and natural gas gathering businesses which is strongly supported with customer commitments. We are committed to deliver integrated logistics solutions in our Western U.S. strategic footprint where we believe there are significant growth opportunities.”

Public Invited to Listen to Analyst Conference Call
At 11:00 a.m. CT on February 12, 2015, TLLP will broadcast, live, its conference call with analysts regarding fourth quarter and full year 2014 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

Twitter Communication
TLLP utilizes Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of a broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroLogistics.

About Tesoro Logistics LP
Tesoro Logistics LP is a leading full-service logistics company operating primarily in the Western and Mid-Continent regions of the United States. TLLP owns and operates a network of over 3,500 miles of crude oil, refined products and natural gas pipelines. TLLP also owns and operates 28 crude oil and refined products truck and marine terminals and has over 9 million barrels of storage capacity. In addition, TLLP owns and operates four natural gas processing complexes and one fractionation facility. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our EBITDA expectations for the business; potential EBITDA from drop-down opportunities; capital spending and reimbursements; positioning for future growth; unitholder distribution growth; ability to withstand volatility in the commodities markets; breakdown of 2015 expected revenues; and annualized EBITDA growth from optimization and organic growth initiatives. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

As part of our strategy to make capital investments to expand our existing asset base, we entered into various transactions with Tesoro and Tesoro Logistics GP, LLC (“TLGP”), our general partner, pursuant to which TLLP acquired the following from Tesoro in 2013 and 2014:

•	six marketing terminals and storage facilities located in Southern California (the “Los Angeles Terminal Assets”) effective June 1, 2013;

•
two marine terminals, a marine storage facility, a products terminal, a petroleum coke handling and storage facility and crude oil and refined products pipelines located in Southern California (the “Los Angeles Logistics Assets”) effective December 6, 2013; and

•
three truck terminals, ten storage tanks, two rail loading and unloading facilities and a refined products pipeline (the “West Coast Logistics Assets”) effective July 1, 2014 for the terminals, storage tanks and rail facilities and effective September 30, 2014 for the refined products pipeline.

These transactions are collectively referred to as “Acquisitions from Tesoro” and were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from Tesoro for the periods presented with the exception of the Los Angeles Terminal Assets since they were not operated by Tesoro prior to their acquisition by TLLP on June 1, 2013. We refer to the historical results of the West Coast Logistics Assets prior to its acquisition date and the Los Angeles Logistics Assets acquisition from June 1, 2013 through December 5, 2013, as our “Predecessors.” Our financial results may not be comparable as our Predecessors recorded revenues, general and administrative expenses and financed operations differently than the Partnership. See “Factors Affecting the Comparability of Our Financial Results” in our Annual Report on Form 10-K for the year ended December 31, 2013.

On June 19, 2013, we purchased a regulated common carrier products pipeline system running from Salt Lake City, Utah to Spokane, Washington and three refined products terminals in Boise and Pocatello, Idaho and Pasco, Washington (collectively, the “Northwest Products System”) from Chevron Pipe Line Company and Northwest Terminalling Company.

On December 2, 2014, we acquired QEP Field Services LLC (“QEPFS”), which included a 55.8% limited partner interest in QEP Midstream Partners, LP (“QEPM”) and 100% of the limited liability company interests of QEPM’s general partner, QEP Midstream Partners GP, LLC from QEP Resources, Inc. (collectively the “Rockies Natural Gas Business Acquisition”). The assets acquired include over 2,000 miles of natural gas and crude oil gathering and transmission pipelines within the Rocky Mountain region and North Dakota, with natural gas throughput capacity of 2.9 billion cubic feet per day and crude oil throughput capacity of over 54,000 barrels per day. Additionally, the acquired assets include four natural gas processing complexes with total capacity of 1.5 billion cubic feet per day and one fractionation facility with 15,000 barrels per day of throughput capacity (“QEPFS Assets”).

In connection with these acquisitions we incurred transaction costs of approximately $34 million and $2 million for the three months ended December 31, 2014 and 2013, respectively, and $35 million and $7 million for the years ended December 31, 2014 and 2013, respectively. These transaction costs included $16 million of fees for an alternative financing arrangement related to the Rockies Natural Gas Business Acquisition (“Alternative Financing Arrangement”), which were recorded in interest and financing costs, net during the three months and year ended December 31, 2014.

TLLP’s business operates in three segments: Gathering, Processing, and Terminalling and Transportation. We introduced a new reporting segment (Processing) for the processing operations acquired in the Rockies Natural Gas Business Acquisition. In addition, we modified our previous Crude Oil Gathering segment to encompass all gathering operations, including the natural gas transmission operations acquired in the Rockies Natural Gas Business Acquisition. Our Gathering segment consists of crude oil and natural gas gathering systems in the Rocky Mountain region and North Dakota. Our Processing segment consists of four gas processing complexes, including a 60% interest in Green River Processing, which owns two gas processing complexes and one fractionation facility, with the remaining 40% interest owned by QEPM. Our Terminalling and Transportation segment consists of:

•
the Northwest Products Pipeline, which includes a regulated common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington and a jet fuel pipeline to the Salt Lake City International Airport;

•	a regulated common carrier refined products pipeline system connecting Tesoro’s Kenai refinery to Anchorage, Alaska;

•	24 crude oil and refined products terminals and storage facilities in the western and midwestern U.S.;

•	four marine terminals in California;

•	a rail-car unloading facility in Washington;

•	a petroleum coke handling and storage facility in Los Angeles; and

•	other pipelines which transport products and crude oil from Tesoro’s refineries to nearby facilities in Salt Lake City and Los Angeles.

The Partnership’s future results of operations may not be comparable to the Predecessors’ historical results of operations for the reasons described below:

Revenues. There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after completion of the Acquisitions from Tesoro. Our assets, with the exception of the assets acquired in the Northwest Products System acquisition and the Los Angeles Terminal Assets acquisition, have historically been a part of the integrated operations of Tesoro, and our Predecessors generally recognized only the costs and did not record revenue for transactions with Tesoro in the Terminalling and Transportation segment. Accordingly, the revenues in our Predecessors’ historical combined financial statements relate only to amounts received from third parties for these services and amounts received from Tesoro with respect to transportation regulated by the Regulatory Commission of Alaska (“RCA”).

The Partnership’s revenues are generated by existing third-party contracts and from commercial agreements we entered into with Tesoro subsequent to the Acquisitions from Tesoro, under which Tesoro pays us fees for gathering crude oil and distributing, transporting and storing crude oil and refined products.

Financing. There are differences in the way the Partnership finances operations as compared to the way our Predecessors financed their operations. Historically, our Predecessors’ operations were financed as part of Tesoro’s integrated operations and our Predecessors did not record any separate costs associated with financing its operations. Additionally, our Predecessors largely relied on internally generated cash flows and capital contributions from Tesoro to satisfy its capital expenditure requirements. The Partnership expects ongoing sources of liquidity to include cash generated from operations, reimbursement for certain maintenance and growth capital expenditures, borrowings under our revolving credit facility and issuances of debt and additional equity securities.

Non-GAAP Financial Measures

We define EBITDA as net income attributable to partners before depreciation and amortization expenses (net of any portions attributable to noncontrolling interest and Predecessors), net interest and financing costs, and interest income. We define adjusted EBITDA as EBITDA less any gain on asset disposals and impairments, plus any acquisition costs included in general and administrative expenses, a December billing of deficiency payment related to the Rockies Natural Gas Business Acquisition, and any expenses incurred for the inspection and maintenance program associated with the Northwest Products System. We define Distributable Cash Flow as adjusted EBITDA less maintenance capital expenditures (net of any portions attributable to noncontrolling interest and Predecessors) and interest and financing costs, net of capitalized interest, premiums reimbursed by Tesoro and any acquisition costs, plus the amortization of debt issuance costs, a cash adjustment for noncontrolling interest, reimbursement by our customers for certain maintenance capital expenditures, non-cash unit-based compensation expense, proceeds from sale of assets, the change in deferred revenue and interest income. EBITDA, adjusted EBITDA and Distributable Cash Flow are not measures prescribed by accounting principles generally accepted in the United States of America (“U.S. GAAP”) but are supplemental financial measures that are used by management and may be used by external users of our combined consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and adjusted EBITDA will provide useful information to investors in assessing our results of operations. The U.S. GAAP measures most directly comparable to EBITDA and adjusted EBITDA are net income and net cash from operating activities. EBITDA and adjusted EBITDA should not be considered as an alternative to U.S. GAAP net income or net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tool, because they exclude some, but not all, items that affect net income and net cash from operating activities.

We believe that the presentation of Distributable Cash Flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to Distributable Cash Flow is net income.

We also include the results of our operations excluding the results of our Predecessors. We believe that the presentation of our results of operations excluding results of our Predecessors will provide useful information to investors in assessing our results of operations. We believe investors want to analyze operations of our business under our current commercial agreements with Tesoro.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby diminishing their utility.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited) (In millions, except unit and per unit amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
		(Includes Predecessors)
REVENUES
Gathering	$53	$24	$137	$90
Processing	23	—	23	—
Terminalling and Transportation	116	77	442	223
Intersegment sales (a)	(2)	—	(2)	—
Total Revenues	190	101	600	313
COSTS AND EXPENSES
Operating and maintenance expenses, net (b)	92	53	247	162
General and administrative expenses (c)	35	11	74	32
Depreciation and amortization expenses	26	16	77	45
Gain on asset disposals and impairments (d)	—	—	(4)	—
Total Costs and Expenses	153	80	394	239
OPERATING INCOME	37	21	206	74
Interest and financing costs, net (e)	(46)	(15)	(109)	(40)
Equity in earnings of unconsolidated affiliates	1	—	1	—
Interest income	—	—	—	1
NET INCOME (LOSS)	$(8)	$6	$98	$35

Loss attributable to Predecessors	—	15	4	45
Income attributable to noncontrolling interest	(3)	—	(3)	—
Net income (loss) attributable to partners	(11)	21	99	80
General partner’s interest in net income, including incentive distribution rights	(14)	(5)	(43)	(12)
Limited partners’ interest in net income (loss)	$(25)	$16	$56	$68

Net income (loss) per limited partner unit (f):
Common - basic	$(0.34)	$0.33	$0.96	$1.48
Common - diluted	$(0.34)	$0.33	$0.96	$1.47
Subordinated - basic and diluted	$—	$0.26	$0.62	$1.35

Weighted average limited partner units outstanding:
Common units - basic	74,375,929	34,780,014	54,203,508	$31,545,935
Common units - diluted	74,420,138	34,858,113	54,249,416	$31,618,434
Subordinated units - basic and diluted	—	15,254,890	5,642,220	$15,254,890

Cash distributions per unit paid during period (g)	$0.6425	$0.5450	$2.4125	$2.0175

_____________

(a)	Represents intersegment sales from our Gathering segment to our Processing segment.

(b)
Operating and maintenance expenses include imbalance settlement gains of $3 million and $1 million for the three months ended December 31, 2014 and 2013, respectively, and $17 million and $8 million for the years ended December 31, 2014 and 2013, respectively, and intersegment operating expenses of $2 million for the three months and year ended December 31, 2014, which is eliminated upon consolidation. Also includes reimbursements primarily related to pressure testing completed on the High Plains pipeline and repairs and maintenance costs pursuant to the Amended Omnibus Agreement of $8 million and $3 million for the three months ended December 31, 2014 and 2013, respectively, and $26 million and $4 million for the years ended December 31, 2014 and 2013, respectively.

(c)
General and administrative expenses include transaction costs related to the Rockies Natural Gas Business Acquisition, Acquisitions from Tesoro and the Northwest Products System acquisition of $18 million and $2 million in the three months ended December 31, 2014 and 2013, respectively, and $19 million and $7 million in the twelve months ended December 31, 2014 and 2013, respectively.

(d)	Includes a $5 million gain related to the sale of the Boise Terminal for the year ended December 31, 2014.

(e)
The increase in net interest and financing costs during the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013, is primarily related to the increase in outstanding debt as a result of the issuance of the senior notes used to fund the 2013 Acquisitions from Tesoro and the Rockies Natural Gas Business Acquisition. Interest and financing costs also include $10 million of expenses for premiums and unamortized debt issuance costs recognized during the year ended December 31, 2014 in connection with the redemption of a portion of our 5.875% Senior Notes, and $16 million of fees in connection with the Alternative Financing Arrangement during the three months and year ended December 31, 2014.

(f)
TLLP excludes losses attributable to Predecessors from its calculation of net income (loss) per limited partner unit in accordance with the partnership agreement. The table below provides supplemental presentation of net income (loss) per limited partner unit, as adjusted, using the Net Income (Loss) shown above. This supplemental information assumes the common unitholders, subordinated unitholders and General Partner participated in the pre-acquisition date losses attributable to the Predecessors for the three months and years ended December 31, 2014 and 2013.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted Net Income (Loss) Per Limited Partner Unit:
Common - basic	$(0.34)	$0.04	$0.90	$0.54
Common - diluted	$(0.34)	$0.04	$0.90	$0.54
Subordinated - basic and diluted	$—	$(0.03)	$0.55	$0.42

(g)	On January 22, 2015, we declared a quarterly cash distribution of $0.6675 per limited partner unit for the fourth quarter of 2014.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss) attributable to partners:
Net income (loss) attributable to partners	$(11)	$21	$99	$80
Depreciation and amortization expenses, net of noncontrolling interest and Predecessors’ expense	25	14	75	37
Interest and financing costs, net of capitalized interest	46	15	109	40
Interest income	—	—	—	(1)
EBITDA (h)	60	50	283	156
Gain on asset disposals and impairments (d)	—	—	(4)	—
Acquisition costs included in general and administrative expenses (c)	18	2	19	7
Billing of deficiency payment (i)	10	—	10	—
Inspection and maintenance expenses associated with the Northwest Products System	2	3	7	5
Adjusted EBITDA (h)	90	55	315	168
Interest and financing costs, net (j)	(30)	(15)	(86)	(40)
Proceeds from sale of assets	—	—	10	—
Maintenance capital expenditures, net (k)	(24)	(4)	(44)	(14)
Reimbursement for maintenance capital expenditures (k)	3	1	7	5
Non-cash unit-based compensation expense	1	—	2	2
Change in deferred revenue	1	1	2	2
Cash adjustment for noncontrolling interest	5	—	5	—
Amortization of debt issuance costs	1	1	6	2
Interest income	—	—	—	1
Distributable Cash Flow (h)	$47	$39	$217	$126

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$40	$20	$194	$93
Interest and financing costs, net	46	15	109	40
Changes in assets and liabilities	(21)	4	(16)	(9)
Gain on asset disposals and impairments (d)	—	—	4	—
Amortization of debt issuance costs	(1)	(1)	(6)	(2)
Unit-based compensation expense	(1)	(1)	(2)	(2)
Income attributable to noncontrolling interest	(3)	—	(3)	—
Interest income	—	—	—	(1)
Predecessors’ impact	—	13	3	37
EBITDA (h)	$60	$50	$283	$156
_____________

(h)	See “Non-GAAP Financial Measures” for a definition of EBITDA, adjusted EBITDA and Distributable Cash Flow.

(i)
Several of our contracts contain minimum volume commitments that allow us to charge the customer a deficiency payment if the customer’s actual throughput volumes are less than its minimum volume commitments for the applicable period. In certain contracts, if a customer makes a deficiency payment, that customer may be entitled to offset gathering fees or processing fees in one or more subsequent periods to the extent that such customer’s throughput volumes in those periods exceed its minimum volume commitment. Depending on the specific terms of the contract, revenue under these agreements may be classified as deferred revenue and recognized once all contingencies or potential performance obligations associated with these related volumes have either been satisfied through the gathering or processing of future excess volumes of natural gas, or are expected to expire or lapse through the passage of time pursuant to terms of the applicable agreement. During December 2014, we invoiced a QEPFS customer for a deficiency payment. We did not recognize $10 million of revenue related to the billing period as it represented an opening balance sheet asset for the Rockies Natural Gas Business Acquisition; however, TLLP is entitled to the cash receipt from such billing.

(j)
Interest and financing costs, net exclude capitalized interest, $7 million of reimbursed premiums from Tesoro during the year ended December 31, 2014 and $16 million in fees for the Alternative Financing Arrangement during the three months and year ended December 31, 2014.

(k)
Maintenance capital expenditures include expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets. Maintenance capital expenditures, net included in the Distributable Cash Flow calculation are presented net of Predecessors’ amounts and the noncontrolling interest portion of maintenance capital expenditures.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited) (In millions)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2013
REVENUES
Gathering	$24	$—	$24
Terminalling and Transportation	74	3	77
Total Revenues	98	3	101
COSTS AND EXPENSES
Operating and maintenance expenses (b)	39	14	53
General and administrative expenses (c)	10	1	11
Depreciation and amortization expenses	13	3	16
Total Costs and Expenses	62	18	80
OPERATING INCOME (LOSS)	36	(15)	21
Interest and financing costs, net	(15)	—	(15)
NET INCOME (LOSS)	21	(15)	6

Loss attributable to Predecessors	—	15	15
Net income attributable to partners	$21	$—	$21

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2014
REVENUES
Gathering	$137	$—	$137
Processing	23	—	23
Terminalling and Transportation	436	6	442
Intersegment sales (a)	(2)	—	(2)
Total Revenues	594	6	600
COSTS AND EXPENSES
Operating and maintenance expenses (b)	238	9	247
General and administrative expenses (c)	74	—	74
Depreciation and amortization expenses	76	1	77
Gain on asset disposals and impairments (d)	(4)	—	(4)
Total Costs and Expenses	384	10	394
OPERATING INCOME (LOSS)	210	(4)	206
Interest and financing costs, net	(109)	—	(109)
Equity in earnings of unconsolidated affiliates	1	—	1
NET INCOME (LOSS)	102	(4)	98

Income attributable to noncontrolling interest	(3)	—	(3)
Loss attributable to Predecessors	—	4	4
Net income attributable to partners	$99	$—	$99

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited) (In millions)

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2013
REVENUES
Gathering	$90	$—	$90
Terminalling and Transportation	214	9	223
Total Revenues	304	9	313
COSTS AND EXPENSES
Operating and maintenance expenses (b)	118	44	162
General and administrative expenses (c)	30	2	32
Depreciation and amortization expenses	37	8	45
Total Costs and Expenses	185	54	239
OPERATING INCOME (LOSS)	119	(45)	74
Interest and financing costs, net	(40)	—	(40)
Interest income	1	—	1
NET INCOME (LOSS)	80	(45)	35

Loss attributable to Predecessors	—	45	45
Net income attributable to partners	$80	$—	$80

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions, except volumes, revenue per barrel, revenue per MMBtu and revenue per gallon)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
OPERATING SEGMENTS

GATHERING
Pipeline:
Crude oil gathering pipeline revenues	$24	$10	$66	$40
Crude oil gathering pipeline throughput (barrels per day (“bpd”))	150,051	88,271	123,355	85,572
Average crude oil gathering pipeline revenue per barrel (l)	$1.69	$1.29	$1.46	$1.27
Trucking:
Crude oil gathering trucking revenues	$16	$14	$58	$50
Crude oil gathering trucking volume (bpd)	54,896	42,682	49,339	44,363
Average crude oil gathering trucking revenue per barrel (l)	$3.22	$3.26	$3.23	$3.10
Gas gathering:
Gas gathering revenues (m)	$13	$—	$13	$—
Gas gathering volume (thousands of MMBtu/d) (n)	341	—	86	—
Average gas gathering revenue per MMbtu (l)	$0.41	$—	$0.41	$—
Total Revenues	53	24	137	90
Costs and Expenses:
Operating and maintenance expenses	34	10	72	49
General and administrative expenses	2	1	5	3
Depreciation and amortization expenses	6	1	11	4
Total Costs and Expenses	42	12	88	56
GATHERING SEGMENT OPERATING INCOME	$11	$12	$49	$34

PROCESSING
NGL sales
NGL processing revenues	$7	$—	$7	$—
NGL processing volumes (thousands of gallons) (n)	8,231	—	8,231	—
Average keep-whole fee per gallon of NGLs (l)	$0.85	$—	$0.85	$—
Fee-based processing:
Fee-based processing revenues	$6	$—	$6	$—
Other processing revenues	10	—	10	—
Fee-based processing volumes (thousands of MMBtu/d) (n)	226	—	57	—
Average fee-based processing revenue per MMbtu (l)	$0.30	$—	$0.30	$—
Total Revenues	23	—	23	—
Costs and Expenses:
Operating and maintenance expenses (m)	14	—	14	—
General and administrative expenses	1	—	1	—
Depreciation and amortization expenses	4	—	4	—
Total Costs and Expenses	19	—	19	—
PROCESSING SEGMENT OPERATING INCOME	$4	$—	$4	$—

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
		(Includes Predecessors)
TERMINALLING AND TRANSPORTATION
Terminalling:
Terminalling revenues	$89	$62	$333	$184
Terminalling throughput (bpd) (o)	911,118	927,362	917,280	738,665
Average terminalling revenue per barrel (l) (o)	$1.07	$0.72	$1.00	$0.69
Pipeline transportation:
Pipeline transportation revenues	$27	$15	$109	$39
Pipeline transportation throughput (bpd) (o)	813,546	360,566	821,716	205,136
Average pipeline transportation revenue per barrel (l) (o)	$0.37	$0.50	$0.36	$0.52
Total Revenues	116	77	442	223
Costs and Expenses:
Operating and maintenance expenses	46	43	163	113
General and administrative expenses	7	5	29	12
Depreciation and amortization expenses	16	15	62	41
Gain on asset disposals and impairments (d)	—	—	(4)	—
Total Costs and Expenses	69	63	250	166
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$47	$14	$192	$57
_____________

(l)
Management uses average revenue per barrel, average revenue per MMBtu and average keep-whole fee per gallon of NGLs to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate these measures; other companies may calculate these in different ways. We calculate average revenue per barrel as revenue divided by total throughput (barrels). We calculate average revenue per MMBtu as revenue divided by total volume (MMBtu). We calculate average keep-whole fee per gallon as revenue divided by total volume (gallons). Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(m)
Gas gathering revenue and Processing operating and maintenance expenses include intersegment transactions of $2 million for the three months and year ended December 31, 2014, which are eliminated upon consolidation.

(n)	Processing and gas gathering volumes relate to operations acquired in the Rockies Natural Gas Business Acquisition on December 2, 2014.

(o)
The Terminalling and Transportation segment includes predecessor results of operations related to the Los Angeles Logistics Assets from June 1, 2013 through December 5, 2013 and results of operations and volumes related to the West Coast Logistics Assets from inception through June 30, 2014 for the terminals, storage tanks and rail facilities, and through September 29, 2014 for the refined products pipeline. Tesoro did not separately track transportation volumes on the pipeline assets acquired in the Los Angeles Logistics Assets prior to the acquisition on December 6, 2013. Therefore, 2013 pipeline transportation throughput and average pipeline transportation revenue per barrel information has not been adjusted to include activity prior to December 6, 2013. See disaggregated presentation of our results of operations to exclude our Predecessors.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited)
(In millions, except barrel and per barrel amounts)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2013
REVENUES
Terminalling revenues	$61	$1	$62
Pipeline transportation revenues	13	2	15
Total Revenues	74	3	77
COSTS AND EXPENSES
Operating and maintenance expenses	29	14	43
General and administrative expenses	4	1	5
Depreciation and amortization expenses	13	2	15
Total Costs and Expenses	46	17	63
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$28	$(14)	$14
VOLUMES (bpd)
Terminalling throughput (bpd) (o)	636,685		927,362
Average terminalling revenue per barrel (l) (o)	$1.04		$0.72
Pipeline transportation throughput (bpd) (o)	325,375		360,566
Average pipeline transportation revenue per barrel (l) (o)	$0.48		$0.50

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2014
REVENUES
Terminalling revenues	$333	$—	$333
Pipeline transportation revenues	103	6	109
Total Revenues	436	6	442
COSTS AND EXPENSES
Operating and maintenance expenses	154	9	163
General and administrative expenses	29	—	29
Depreciation and amortization expenses	61	1	62
Gain on asset disposals and impairments (d)	(4)	—	(4)
Total Costs and Expenses	240	10	250
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$196	$(4)	$192
VOLUMES (bpd)
Terminalling throughput (bpd) (o)	905,602		917,280
Average terminalling revenue per barrel (l) (o)	$1.01		$1.00
Pipeline transportation throughput (bpd) (o)	792,762		821,716
Average pipeline transportation revenue per barrel (l) (o)	$0.35		$0.36

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS
(Unaudited)
(In millions, except barrel and per barrel amounts)

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2013
REVENUES
Terminalling revenues	$183	$1	$184
Pipeline transportation revenues	31	8	39
Total Revenues	214	9	223
COSTS AND EXPENSES
Operating and maintenance expenses	69	44	113
General and administrative expenses	9	3	12
Depreciation and amortization expenses	33	8	41
Total Costs and Expenses	111	55	166
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$103	$(46)	$57
VOLUMES (bpd)
Terminalling throughput (bpd) (o)	518,226		738,665
Average terminalling revenue per barrel (l) (o)	$0.97		$0.69
Pipeline transportation throughput (bpd) (o)	169,287		205,136
Average pipeline transportation revenue per barrel (l) (o)	$0.50		$0.52

TESORO LOGISTICS LP
RECONCILIATION TO AMOUNTS UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of Gathering Segment EBITDA to Operating Income:
Gathering segment operating income	$11	$12	$49	$34
Depreciation and amortization expenses	6	1	11	4
Gathering Segment EBITDA (h)	17	13	60	38
Billing of deficiency payment (i)	10	—	10	—
Gathering Segment Adjusted EBITDA (h)	$27	$13	$70	$38

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of Processing Segment EBITDA to Operating Income:
Processing segment operating income	$4	$—	$4	$—
Depreciation and amortization expenses	4	—	4	—
Processing Segment EBITDA (h)	$8	$—	$8	$—

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
		(Includes Predecessors)
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:
Transportation and terminalling segment operating income	$47	$14	$192	$57
Depreciation and amortization expenses	16	15	62	41
Terminalling and Transportation Segment EBITDA (h)	63	29	254	98
Gain on asset disposals and impairments (d)	—	—	(4)	—
Inspection and maintenance expenses associated with the Northwest Products System	2	3	7	5
Terminalling and Transportation Segment Adjusted EBITDA (h)	$65	$32	$257	$103

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited) (In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Capital Expenditures (p)
Growth	$83	$19	$200	$63
Maintenance (k)	24	5	44	20
Total Capital Expenditures	$107	$24	$244	$83

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Capital Expenditures, net of reimbursements (p)
Growth	$79	$19	$186	$62
Maintenance (k)	22	4	38	15
Total Capital Expenditures	$101	$23	$224	$77
_____________
(p) Total capital expenditures include spending related to the Predecessors prior to each respective acquisition date. These expenditures were primarily for maintenance capital projects and totaled $2 and $7 million for the three months and year ended December 31, 2013, respectively. These expenditures were less than $1 million for the year ended December 31, 2014.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
		(Includes Predecessors)
General and Administrative Expenses
Gathering	$2	$1	$5	$3
Processing	1	—	1	—
Terminalling and Transportation	7	5	29	12
Unallocated (c)	25	5	39	17
Total General and Administrative Expenses	$35	$11	$74	$32

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited) (In millions)

	December 31, 2014	December 31, 2013
Cash and cash equivalents	$19	$23
Total debt (q)	2,593	1,164
_____________
(q) Total debt includes $260 million of borrowings outstanding under our revolving credit facility as of December 31, 2014.

TESORO LOGISTICS LP
RECONCILIATION OF EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited, in millions)

Reconciliation of EBITDA to Net Income:	Rockies Natural Gas Business 2014 EBITDA attributable to TLLP

Net income	$11
Add: Depreciation and amortization expenses, net of noncontrolling interest	7
EBITDA (h)	18
Add: Billing of deficiency payment	10
Adjusted EBITDA (h)	$28

Reconciliation of Forecasted annual EBITDA to Forecasted Net Income:	Potential Logistics Acquisition opportunities from Tesoro

Forecasted net income	$ 28 - 53
Add: Depreciation and amortization expenses	2
Add: Interest and financing costs, net	20
Forecasted annual EBITDA (h)	$ 50 - 75

Reconciliation of Forecasted 2015 Base annual EBITDA to Forecasted Net Income:	Tesoro Logistics LP Annual Expected EBITDA

Forecasted net income	$ 257 - 322
Add: Depreciation and amortization expenses	202
Add: Interest and financing costs, net	166
Forecasted 2015 Base annual EBITDA (h)	$ 625 - 690

Reconciliation of Forecasted annual EBITDA to Forecasted Net Income:	High Plains Crude Oil Pipeline Reversal Project	Bakken Commercial Storage	Connolly Gathering System	Total Annualized Organic Growth

Forecasted net income	$22	$3	$12	$37
Add: Depreciation and amortization expenses	2	1	7	$10
Add: Interest and financing costs, net	1	—	4	$5
Forecasted annual EBITDA (h)	$25	$4	$23	$52

Reconciliation of Forecasted EBITDA to Forecasted Net Income:	EBITDA from potential Drop Downs

Forecasted net income	$344
Add: Depreciation and amortization expenses	23
Add: Interest and financing costs, net	133
Forecasted EBITDA (h)	$500